Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Second Quarter 2017 Financial Results
Total Revenues Grew 43%; Increases Full Year Revenue Outlook

SAN FRANCISCO - August 25, 2016 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal second quarter ended July 31, 2016.

Second Quarter 2017 Financial Highlights

•	Total revenues were $212.8 million, up 43% year-over-year.

•	License revenues were $115.7 million, up 32% year-over-year.

•	GAAP operating loss was $83.6 million; GAAP operating margin was negative 39.3%.

•	Non-GAAP operating income was $8.2 million; non-GAAP operating margin was 3.9%.

•	GAAP loss per share was $0.65; non-GAAP earnings per share was $0.05.

•	Operating cash flow was $18.3 million with free cash flow of $7.8 million.

“We had a solid Q2 and our success continues to come from a combination of our existing customers expanding across multiple use cases and from adding more than 500 new customers,” said Doug Merritt, President and CEO. “We were pleased to see strength across each of our core markets, the continued adoption of the Splunk platform and increased cloud momentum.”

Second Quarter 2017 and Recent Business Highlights:

Customers:

•	Signed more than 500 new enterprise customers.

•
New and Expansion Customers Include: City of Los Angeles, Clearbridge Investments, Cox Automotive, Dubai Airport (United Arab Emirates), Fruit of the Loom, Hong Kong Jockey Club, Hulu, National Health Service (UK), Orion Health (New Zealand), Penn State Hershey Medical Center, Priceline.com, Qualys, Queensland Department of Education and Training (Australia), SAP SuccessFactors, Subway, State of New York, Texas Roadhouse, Uber and Yelp.

Products:

•
Announced the availability of the Splunk App for AWS 4.2, which allows Splunk Enterprise and Splunk Cloud customers to manage multiple Amazon Web Services accounts and regions seamlessly through a single pane of glass.

•
Announced that Amazon EC2 Container Service (ECS) added the Splunk native logging driver to the newest version of the ECS agent, making it easier to implement a comprehensive monitoring solution for running containers at scale.

Strategic and Channel Partners:

•
Accenture introduced a new breach prevention offering that integrates Splunk Enterprise and Splunk Enterprise Security (ES) with Palo Alto Networks and Tanium through the Accenture Cyber Defense Platform. The solution helps organizations improve security across networks and endpoint devices.

•
Participated in Cisco Live 2016 to showcase how Splunk and Cisco deliver unified visibility into application and network performance, dramatically reduce troubleshooting times, enable better and faster response to security incidents and more.

•	Participated in DockerCon16 to demonstrate how to monitor, analyze and troubleshoot Docker environments using Splunk.

Recognition:

•	Splunk was named a leader in the 2016 Gartner Magic Quadrant for Security Information and Event Management (SIEM). Splunk was positioned furthest in completeness of vision in the SIEM Category.

•	Splunk was named to LinkedIn’s Top Attractors List as one of the top 40 companies that are best in the U.S. at attracting and keeping top talent.

•
The City of Los Angeles, a Splunk customer, won the City on a Cloud award at the AWS Public Sector Summit in Washington, D.C. for its use of Splunk Cloud as a SIEM for one of its cybersecurity initiatives.

Splunk Inc. | www.splunk.com

•	Splunk ES was named the inaugural winner for best Security Information and Event Management (SIEM) product at the 2016 Computerworld Hong Kong Awards.

Events:

•
Announced that Schmidt Peterson Motorsports (SPM) test drove a data-driven strategy with Splunk during the 100th running of the Indianapolis 500. Splunk, SPM and Splunk partner Kinney Group collaborated to analyze real-time operational data for all three SPM race cars.

•
The Splunk Women in Technology group hosted its first international event in Vancouver, providing the opportunity for technology professionals and students to hear from Splunk experts on Splunk and machine learning.

•	Hosted SplunkLive! events in cities around the world, including Calgary, Boston, Salt Lake City, Vienna, London, Zurich and Seattle. Presentations can be found on the SplunkLive! website.

Financial Outlook
The company is providing the following guidance for its fiscal third quarter 2017 (ending October 31, 2016):

•	Total revenues are expected to be between $228 million and $230 million.

•	Non-GAAP operating margin is expected to be between 5% and 6%.

The company is updating its previous guidance for its fiscal year 2017 (ending January 31, 2017):

•	Total revenues are expected to be between $910 and $914 million (was between $892 and $896 million per prior guidance provided on May 26, 2016).

•	Non-GAAP operating margin is expected to be approximately 5% (unchanged from prior guidance provided on May 26, 2016).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs and adjustments related to a financing lease obligation.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. For example, stock-based compensation expense is impacted by a number of factors, such as Splunk’s future hiring and retention, as well as the future fair market value of Splunk’s common stock, all of which are difficult to predict and subject to constant change. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2017 non-GAAP results included in this press release. The exclusion of these costs and expenses will have a significant impact on Splunk’s non-GAAP operating margin.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through September 1, 2016 by dialing (855) 859-2056 and referencing Conference ID: 52440447.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal third quarter and fiscal year 2017 in the paragraphs under “Financial Outlook” above and other statements regarding customer demand and penetration, strength of various sales geographies, strength of Splunk’s market groups and related customer use cases, the rate of customer adoption and Splunk’s cloud offerings. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, Splunk’s limited experience with respect to predicting future customer demand and customer acceptance of the company’s products and services, in and outside of the United States; Splunk’s ability to rapidly and successfully integrate new employees into its workforce, particularly sales personnel; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2016, which is on file with the U.S. Securities and Exchange

Splunk Inc. | www.splunk.com

Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market-leading platform that powers Operational Intelligence. We pioneer innovative, disruptive solutions that make machine data accessible, usable and valuable to everyone. More than 12,000 customers in over 110 countries use Splunk software and cloud services to make business, government and education more efficient, secure and profitable. Join hundreds of thousands of passionate users by trying Splunk solutions for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Light, SPL and Splunk MINT are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2016 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
Revenues
License	$115,695	$87,960	$216,687	$159,832
Maintenance and services	97,058	60,366	182,018	114,159
Total revenues	212,753	148,326	398,705	273,991
Cost of revenues
License	2,868	1,813	5,830	2,974
Maintenance and services	41,748	23,227	78,286	45,151
Total cost of revenues	44,616	25,040	84,116	48,125
Gross profit	168,137	123,286	314,589	225,866
Operating expenses
Research and development	67,224	48,308	134,595	93,006
Sales and marketing	150,228	111,786	295,379	213,775
General and administrative	34,312	28,760	66,385	55,632
Total operating expenses	251,764	188,854	496,359	362,413
Operating loss	(83,627)	(65,568)	(181,770)	(136,547)
Interest and other income (expense), net
Interest income (expense), net	(797)	425	(1,200)	785
Other income (expense), net	(1,063)	(295)	(2,188)	(206)
Total interest and other income (expense), net	(1,860)	130	(3,388)	579
Loss before income taxes	(85,487)	(65,438)	(185,158)	(135,968)
Income tax provision (benefit)	1,110	(10,149)	2,335	(9,493)
Net loss	$(86,597)	$(55,289)	$(187,493)	$(126,475)

Basic and diluted net loss per share	$(0.65)	$(0.44)	$(1.42)	$(1.01)

Weighted-average shares used in computing basic and diluted net loss per share	133,041	126,621	132,310	125,602

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2016	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$409,949	$424,541
Investments, current portion	610,660	584,498
Accounts receivable, net	131,262	181,665
Prepaid expenses and other current assets	26,882	26,565
Total current assets	1,178,753	1,217,269
Investments, non-current	5,000	1,500
Property and equipment, net	151,953	134,995
Intangible assets, net	43,410	49,482
Goodwill	124,642	123,318
Other assets	13,833	10,275
Total assets	$1,517,591	$1,536,839
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,429	$4,868
Accrued payroll and compensation	64,913	95,898
Accrued expenses and other liabilities	60,273	49,879
Deferred revenue, current portion	367,834	347,121
Total current liabilities	498,449	497,766
Deferred revenue, non-current	99,525	102,382
Other liabilities, non-current	90,476	77,277
Total non-current liabilities	190,001	179,659
Total liabilities	688,450	677,425
Stockholders’ equity
Common stock	134	132
Accumulated other comprehensive loss	(1,774)	(3,770)
Additional paid-in capital	1,683,869	1,528,647
Accumulated deficit	(853,088)	(665,595)
Total stockholders’ equity	829,141	859,414
Total liabilities and stockholders’ equity	$1,517,591	$1,536,839

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
Cash Flows From Operating Activities
Net loss	$(86,597)	$(55,289)	$(187,493)	$(126,475)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,174	4,310	14,635	7,776
Amortization of investment premiums	189	361	447	722
Stock-based compensation	88,863	63,609	180,233	129,718
Deferred income taxes	(192)	(10,986)	(698)	(11,305)
Excess tax benefits from employee stock plans	(335)	(186)	(1,027)	(652)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(32,655)	(18,353)	50,403	28,719
Prepaid expenses, other current and non-current assets	4,942	12,795	(3,177)	12,468
Accounts payable	166	(502)	265	(100)
Accrued payroll and compensation	2,742	9,657	(30,985)	(8,698)
Accrued expenses and other liabilities	16,470	(7,725)	13,579	(7,085)
Deferred revenue	16,582	15,947	17,856	17,165
Net cash provided by operating activities	18,349	13,638	54,038	42,253
Cash Flow From Investing Activities
Purchases of investments	(173,741)	(58,681)	(316,528)	(219,195)
Maturities of investments	157,155	87,000	290,275	247,000
Acquisitions, net of cash acquired	—	(142,693)	—	(142,693)
Purchases of property and equipment	(10,541)	(2,809)	(14,250)	(9,224)
Other investment activities	(3,500)	—	(3,500)	(1,500)
Net cash used in investing activities	(30,627)	(117,183)	(44,003)	(125,612)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	3,939	5,370	5,603	10,736
Excess tax benefits from employee stock plans	335	186	1,027	652
Proceeds from employee stock purchase plans	15,183	10,906	15,183	10,906
Taxes paid related to net share settlement of equity awards	(25,091)	—	(46,822)	—
Net cash provided by (used in) financing activities	(5,634)	16,462	(25,009)	22,294
Effect of exchange rate changes on cash and cash equivalents	(384)	(224)	382	(50)
Net decrease in cash and cash equivalents	(18,296)	(87,307)	(14,592)	(61,115)
Cash and cash equivalents at beginning of period	428,245	413,507	424,541	387,315
Cash and cash equivalents at end of period	$409,949	$326,200	$409,949	$326,200

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs, adjustments related to a financing lease obligation and the partial release of the valuation allowance due to acquisition. The adjustments for the financing lease obligation are to reflect the expense we would have recorded if our build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, acquisition-related costs, the partial release of the valuation allowance due to acquisition and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Six Months Ended
	July 31,	July 31,	July 31,	July 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$18,349	$13,638	$54,038	$42,253
Less purchases of property and equipment	(10,541)	(2,809)	(14,250)	(9,224)
Free cash flow (Non-GAAP)	$7,808	$10,829	$39,788	$33,029
Net cash used in investing activities	$(30,627)	$(117,183)	$(44,003)	$(125,612)
Net cash provided by (used in) financing activities	$(5,634)	$16,462	$(25,009)	$22,294

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-GAAP
Cost of revenues	$44,616	$(7,310)	$(208)	$(2,886)	$259		$34,471
Gross Margin	79.0%	3.4%	0.1%	1.4%	(0.1)%		83.8%
Research and development	67,224	(27,742)	(676)	(59)	555		39,302
Sales and marketing	150,228	(39,371)	(791)	(151)	1,131		111,046
General and administrative	34,312	(14,440)	(388)	—	251		19,735
Operating income (loss)	(83,627)	88,863	2,063	3,096	(2,196)		8,199
Operating margin	(39.3)%	41.7%	1.0%	1.5%	(1.0)%		3.9%
Net income (loss)	$(86,597)	$88,863	$2,063	$3,096	$(147)	(2)	$7,278
Net income (loss) per share(1)	$(0.65)						$0.05
(1) GAAP net loss per share calculated based on 133,041 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 136,430 diluted weighted-average shares of common stock, which includes 3,389 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.0 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2015

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Acquisition-related costs		Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$25,040	(5,662)	$(398)	$(1,572)	$—		$—	$17,408
Gross Margin	83.1%	3.8%	0.3%	1.1%	—%		—%	88.3%
Research and development	48,308	(19,301)	(732)	(79)	—		—	28,196
Sales and marketing	111,786	(28,210)	(985)	(155)	—		—	82,436
General and administrative	28,760	(10,436)	(602)	—	(1,993)		(222)	15,507
Operating income (loss)	(65,568)	63,609	2,717	1,806	1,993		222	4,779
Operating margin	(44.2)%	43.0%	1.8%	1.2%	1.3%		0.1%	3.2%
Net income (loss)	$(55,289)	$63,609	$2,717	$1,806	$(8,931)	(2)	$222	$4,134
Net income (loss) per share(1)	$(0.44)							$0.03
(1) GAAP net loss per share calculated based on 126,621 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 132,001 diluted weighted-average shares of common stock, which includes 5,380 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $10.9 million related to the partial release of the valuation allowance due to acquisition.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-GAAP
Cost of revenues	$84,116	(14,865)	$(470)	$(5,798)	$285		$63,268
Gross Margin	78.9%	3.7%	0.1%	1.5%	(0.1)%		84.1%
Research and development	134,595	(56,948)	(1,432)	(130)	613		76,698
Sales and marketing	295,379	(79,604)	(1,817)	(302)	1,249		214,905
General and administrative	66,385	(28,816)	(829)	—	277		37,017
Operating income (loss)	(181,770)	180,233	4,548	6,230	(2,424)		6,817
Operating margin	(45.6)%	45.2%	1.1%	1.6%	(0.6)%		1.7%
Net income (loss)	$(187,493)	$180,233	$4,548	$6,230	$1,117	(2)	$4,635
Net income (loss) per share(1)	$(1.42)						$0.03
(1) GAAP net loss per share calculated based on 132,310 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 135,348 diluted weighted-average shares of common stock, which includes 3,038 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $3.5 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2015

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Acquisition-related costs		Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$48,125	$(12,194)	$(661)	$(2,483)	$—		$—	$32,787
Gross Margin	82.4%	4.5%	0.2%	0.9%	—%		—%	88.0%
Research and development	93,006	(39,376)	(1,635)	(148)	—		—	51,847
Sales and marketing	213,775	(57,820)	(2,061)	(305)	—		—	153,589
General and administrative	55,632	(20,328)	(1,182)	—	(1,993)		(444)	31,685
Operating income (loss)	(136,547)	129,718	5,539	2,936	1,993		444	4,083
Operating margin	(49.8)%	47.3%	2.0%	1.1%	0.7%		0.2%	1.5%
Net income (loss)	$(126,475)	$129,718	$5,539	$2,936	$(8,931)	(2)	$444	$3,231
Net income (loss) per share(1)	$(1.01)							$0.02
(1) GAAP net loss per share calculated based on 125,602 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 131,153 diluted weighted-average shares of common stock, which includes 5,551 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $10.9 million related to the partial release of the valuation allowance due to acquisition.

Splunk Inc. | www.splunk.com